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                                                                   Exhibit. 22.1

                             Fisher Companies Inc.
                                  Subsidiaries



Subsidiary                                                State of Incorporation
----------                                                ----------------------

Fisher Broadcasting Inc.                                  Washington

Fisher Mills Inc.                                         Washington

Fisher Properties Inc.                                    Washington

Fisher Communications Inc. (1)                            Washington

Fisher Radio Regional Group Inc. (1)                      Washington

Sam Wylde Flour Co., Inc. (2)                             Washington

Valley Milling Co. (2)                                    Washington

Fisher Baking Supply Limited (2)                          Canada

Trotwood Inc. (3)                                         Washington

Fisher Mills L.L.C. (4)                                   Washington

Fisher Broadcasting - Georgia, L.L.C. (1)                 Delaware

Fisher Broadcasting - Fresno, L.L.C. (1)                  Delaware

_____________________________
(1) Wholly owned by Fisher Broadcasting Inc.
(2) Wholly owned by Fisher Mills Inc.
(3) Wholly owned by Fisher Properties Inc.
(4) Owned 99% by Fisher Mills Inc. and 1% by Fisher Companies Inc.